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                            Seaman Furniture Company
                                         INCORPORATED

         CORPORATE OFFICE: 300 CROSSWAYS PARK DRIVE, WOODBURY, NY 11797

                                                                  (516) 496-9560



FOR IMMEDIATE RELEASE
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CONTACT:

Peter McGeough, CFO
Seaman Furniture Company, Inc.
516-682-1609


                         Seaman Furniture Company, Inc.
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         Closes On $40 million Revolving Credit and Security Agreement
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     WOODBURY, NEW YORK, May 1, 1996 -- Seaman Furniture Company, Inc.
(NASDAQ/NMS:SEAM) today announced that it has entered into a $40 million Revolving Credit and Security Agreement with The Bank of New York Commercial Corporation and NatWest Bank N.A. as co-lenders with a term of three years. The Company will immediately borrow approximately $10.2 million pursuant to the Agreement. In addition, the Company announced that it has caused the redemption of the 1995-1 Series of Class A Securitization Certificates in the amount of $20 million, which were issued in April 1995.

     Seaman Furniture Company, Inc. is the largest specialty retailer of furniture in the Northeast, operating a chain of 38 stores in New York, New Jersey, Pennsylvania, Connecticut and Ohio.

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